Exhibit 4.50

EXECUTION VERSION

THIRD AMENDMENT AND CONSENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIRD AMENDMENT AND CONSENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of July 20, 2009 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to the First Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated as of January 16, 2009, the Tranche A-1 Commitments of the Tranche A-1 Lenders were reduced by $2,000,000 from $11,000,000 to $9,000,000, subject to the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested, among other things, that the Tranche A-1 Commitments be further permanently reduced by an amount equal to $750,000 from $9,000,000 to $8,250,000, subject to the terms and conditions set forth herein; and

WHEREAS, the Canadian Borrower has informed the Administrative Agent that the Canadian Borrower desires to form a wholly owned Canadian Subsidiary and, substantially contemporaneously with the formation of such Subsidiary, to join such Subsidiary as a Guarantor under the Credit Agreement and the applicable Loan Documents and grant security interests in and Liens on such Subsidiary’s assets, all as set forth in Section 10.1.9 of the Credit Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9; and

WHEREAS, the Borrowers, the Lenders, and the Agents have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

(a) Adding the following new definition of “Newco” in proper alphabetical order:

“Newco – A wholly owned Subsidiary of the Canadian Borrower, which is to be formed under the laws of Canada or such other jurisdiction acceptable to the Administrative Agent in its sole discretion.”

(b) Deleting clause (b)(ii) of the definition of “Canadian Borrowing Capacity” in its entirety and replacing such clause with the following new clause (b)(ii):

“(ii) 92% of the Appraised A/R Liquidation Value of Eligible Private Label and Corporate Accounts of the Canadian Borrower and Newco; plus”

(c) Restating the definition of “Eligible Private Label and Corporate Accounts” in its entirety as follows:

“Eligible Private Label and Corporate Accounts – Accounts due on the private label credit card programs and all Accounts due from corporate sales receivables and wholesale receivables in each case, of the Borrowers, Henry U.S., Mayor’s Florida and Newco, in each case, which are deemed in the reasonable discretion of the Administrative Agent to be eligible. The Administrative Agent shall act in good faith at all times when determining such eligibility.”

(d) Restating the definition of “Intercompany Debt” in its entirety as follows:

“Intercompany Debt – unsecured Debt of any Loan Party owing to another Loan Party; provided that (i) all such Debt shall be evidenced by promissory notes and all such notes shall be subject to a Lien in favor of the Applicable Agent pursuant to the Security Documents, (ii) all such Debt shall be unsecured and subordinated in right of payment to the Full Payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in each such case, is satisfactory to the Administrative Agent, and (iii) any payment by any such Loan Party to any other Loan Party under any guaranty of the Obligations or otherwise shall result in a pro tanto reduction of the amount of any Debt owed by such Loan Party to such other Loan Party for whose benefit such payment is made; provided, further, that under no circumstances shall any Debt owing by Newco to any other Loan Party constitute Intercompany Debt hereunder.”

§2. Amendment to Section 10.2.6 of the Credit Agreement. Section 10.2.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately at the end of paragraph (b) therein; (ii) deleting the period at the end of paragraph (c) therein and substituting in lieu thereof “; and”; and (iii) adding the following new paragraph (d) therein in the appropriate alphabetical order:

“(d) The Borrowers shall be permitted to pay Gestofi SA fees and expenses in an aggregate amount not greater than $250,000 in any Fiscal Year, payable monthly in arrears in equal monthly payments of up to $20,833.33, for services to be provided to the Borrowers by Mr. Niccolo Rossi, an employee of Gestofi SA, provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom.”

§3. Amendment to Section 10.2.9 of the Credit Agreement. Section 10.2.9 of the Credit Agreement is hereby amended by adding the following new paragraph (g) therein in the appropriate alphabetical order:

“(g) A one-time Investment by the Borrowers in Newco, in an amount not to exceed $50,000.00, provided, that (i) no Default or Event of Default shall be continuing under this Agreement at the time of such Investment or will result from such Investment and (ii) the Borrowers shall have caused Newco to join as a Guarantor under this Agreement and the other applicable Loan Documents and to grant security interests in and Liens on Newco’s assets, all as set forth in Section 10.1.9 of this Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9.”

§4. Amendment to Section 10.2.10 of the Credit Agreement. Section 10.2.10 of the Credit Agreement is hereby amended by deleting clause (b) therein in its entirety and replacing it with the following new clause (b):

“(b) the Term Loan Debt, the Brinkhaus Subordinated Debt, the Quebec Subordinated Debt or the Rhode Island Debt, in each case prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date, or the Montrovest Debt or the Additional Subordinated Debt prior to its due date under the Montrovest Debt Documents or the Additional Subordinated Debt Documents relating to such Additional Subordinated Debt, as applicable, and as in effect on the date of entry thereof (in each case, or as amended thereafter in accordance with Section 10.2.11), unless otherwise permitted pursuant to Section 10.2.12.”

§5. Amendment to Section 10.2.12 of the Credit Agreement. Section 10.2.12 of the Credit Agreement is hereby amended by adding the following new paragraph (g) in the correct alphabetical order of such Section:

“(g) Make any payments in respect of any Additional Subordinated Debt other than to the extent permitted pursuant to the Subordination Agreement entered into in connection with such Additional Subordinated Debt.”

§6. Amendment to Section 10.2.22 of the Credit Agreement. Section 10.2.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.2.22. Canadian Subsidiaries. Permit the Canadian Borrower to have any Subsidiary other than the US Borrower, BME IPCO and Newco, provided that in respect of Newco, (i) in its reasonable discretion, the Administrative Agent shall have approved the formation of such Person in writing at least two (2) Business Days but no more than seven (7) Business Days prior to the filing of any Organizational Documents with any Governmental Authority, (ii) substantially contemporaneously with the formation of Newco, the Borrowers shall have caused Newco to join as a Guarantor under this Agreement and the applicable Loan Documents and to grant security interests in and Liens on Newco’s assets, all as set forth in Section 10.1.9 of this Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9 and (iii) substantially contemporaneously with the opening of any Deposit Account (other than any Exempt Deposit Account) by Newco, the Borrowers shall have caused Newco and the relevant Deposit Account Bank to enter into a Deposit Account Control Agreement as set forth in Section 7.4.2 of this Agreement.”

§7. Amendment to Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) to the Credit Agreement is hereby amended by deleting such Schedule 1.1(a) in its entirety and substituting therefor Schedule 1.1(a) attached hereto as Exhibit A.

§8. Acknowledgment of Permanent Reduction in the Tranche A-1 Commitment.

(a) Notwithstanding the limitations set forth in Section 2.2.2(b) of the Credit Agreement, each Lender hereby agrees and consents, on a one time basis, to the permanent reduction of the Tranche A-1 Commitment by an amount equal to $750,000 from $9,000,000 to $8,250,000 and to the repayment of the Tranche A-1 Loans in an amount equal to $750,000.

(b) Each Lender hereby acknowledges and agrees that, upon the effectiveness of this Amendment, such Lender’s US Revolver Commitment, Canadian Revolver Commitment and Tranche A-1 Commitment shall be as set forth on Schedule 1.1(a) attached hereto as Exhibit A.

§9. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§10. Consent to Formation of Newco. Subject to the conditions precedent set forth in Section 11 of this Amendment, the Administrative Agent and the Lenders hereby consent, on a one-time basis, to the formation by the Canadian Borrower of a new wholly owned Subsidiary of the Canadian Borrower, provided that (i) in its reasonable discretion, the Administrative Agent shall have approved the formation of such Person in writing at least two (2) Business Days but no more than seven (7) Business Days prior to the filing of any Organizational Documents with any Governmental Authority, and (ii) substantially contemporaneously with the formation of such Subsidiary, the Borrowers shall have caused such Subsidiary to join as a Guarantor under the Credit Agreement and the applicable Loan Documents and to grant security interests in and Liens on such Subsidiary’s assets, all as set forth in Section 10.1.9 of the Credit Agreement but without regard to the forty-five (45) day period identified in such Section 10.1.9.

§11. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions which must occur on or prior to July 20, 2009 (the “Effective Date”), in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received (i) a duly executed copy of the Second Amendment and Consent to Term Loan and Security Agreement, dated as of even date herewith, among the Borrowers, the guarantors party to the Term Loan Agreement, the lenders party to the Term Loan Agreement and the Term Loan Agent and (ii) the consent from the Term Loan Agent to (A) the permanent reduction of the Tranche A-1 Commitments by an amount equal to $750,000 from $9,000,000 to $8,250,000 and (B) the amendment to the definitions of “Canadian Borrowing Capacity” and “Eligible Private Label and Corporate Accounts” as herein provided.

(c) The Borrowers shall have duly executed and delivered amended and restated, if applicable, Tranche A-1 Notes to each of the Tranche A-1 Lenders requesting such a Tranche A-1 Note.

(d) The Borrowers shall repay the Tranche A-1 Loans in an amount equal to $750,000 in immediately available funds to the Administrative Agent, for the pro rata accounts of the Tranche A-1 Lenders.

(e) Pursuant to Section 2.2.2(d) of the Credit Agreement, the Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Tranche A-1 Lenders, an early reduction fee in an amount equal to $15,000.

(f) The Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Tranche A-1 Lenders, a fee in an amount equal to $37,083.

(g) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Morgan, Lewis & Bockius, LLP, and the Canadian Agent’s counsel, Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(h) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§12. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender to the any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§13. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
Name:	Larry Allan Swiniarski
Title:	Vice President

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Francis D. O’Connor
Name:	Francis D. O’Connor
Title:	Senior Vice President

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF MONTREAL

By:	/s/ Gary Karges
Name:	Gary Karges
Title:	Director, Corporate Finance

By:	/s/ Gary B. Still
Name:	Gary B. Still
Title:	Senior Manager

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
Name:	Larry Allan Swiniarski
Title:	Vice President

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 9 and Section 12 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior Vice President & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group Vice President, Finance & Treasurer

Signature Page to Third Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

SCHEDULE 1.1(A)

COMMITMENTS OF THE LENDERS

US Revolver Commitments

US Lenders	US Revolver Commitment	Pro Rata US Revolver Commitment
Bank of America, N.A.	$78,000,000.00	62.9032258065%

Wells Fargo Retail Finance, LLC	$27,600,000.00	22.2580645161%

Bank of Montreal Chicago Branch	$18,400,000.00	14.8387096774%

Total:	$124,000,000.00[1]	100.0000000000%

Canadian Revolver Commitments

Canadian Lenders	Canadian Revolver Commitment	Pro Rata Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada branch)	CD$78,000,000.00	62.9032258065%

Wells Fargo Foothill Canada ULC	CD$27,600,000.00	22.2580645161%

Bank of Montreal	CD$18,400,000.00	14.8387096774%

Total:	CD$124,000,000.00[1]	100.0000000000%

Tranche A-1 Commitments

Tranche A-1 Lenders	Tranche A-1 Commitment	Pro Rata Tranche A-1 Commitment
Bank of America, N.A.	5,250,000.03	63.6363636364%

Wells Fargo Retail Finance, LLC	1,800,000.02	21.8181818182%

Bank of Montreal Chicago Branch	1,199,999.95	14.5454545454%

Total:	$8,250,000.00	100.0000000000%

[1]	Notwithstanding the foregoing, as of the Closing Date, the Total Revolver Commitments shall be $124,000,000.